UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION RE QUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12
WESTCORE TRUST
(Name of Registrant as Specified In Its Charter)
___________________________________
(Name of Person Filing Proxy Statement, if other than the Registrant)

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YOUR IMMEDIATE ATTENTION IS REQUESTED

Special Meeting of Shareholders has adjourned due to lack of participation

WESTCORE FLEXIBLE INCOME FUND	WESTCORE MID-CAP VALUE DIVIDEND FUND II
WESTCORE INTERNATIONAL SMALL-CAP FUND	WESTCORE SMALL CAP VALUE DIVIDEND FUND
WESTCORE LARGE-CAP DIVIDEND FUND	WESTCORE SMALL-CAP GROWTH FUND II
WESTCORE MID-CAP VALUE DIVIDEND FUND

Dear Shareholder:

We have been trying to reach shareholders regarding the Special Meeting of Shareholders for the above-mentioned Funds (the “Funds”), each a series of the Westcore Trust (the “Trust”). The Special Meeting of Shareholders was originally planned for Wednesday, March 22, 2018 but has been adjourned to Tuesday, April 10, 2018 due to lack of quorum. The Special Meeting for the above-mentioned Funds will reconvene at 10:00 a.m. Mountain Time, on Tuesday, April 10, 2018, at the offices of Denver Investments, 370 17th Street, Suite 5000, Denver, Colorado 80202.

We are asking you to please take a moment now to submit your vote. You may think your vote is inconsequential, but your participation helps us to avoid costly adjournments and additional solicitations.

Shareholders will be asked to vote on the following proposal:

1.	To approve a new investment advisory agreement by and between the Trust, on behalf of each Fund, and Segall Bryant & Hamill, LLC

While to date, an overwhelming majority of the votes received have been cast in favor of the proposal, a quorum of the shares entitled to vote has not yet been achieved.

The Board of Trustees recommends that you vote “FOR” the Proposal.

The proxy statement is available online at www.OkapiVote.com/Westcore. In order for your vote to be represented, we must receive your voting instructions. For your convenience, please use any of the following methods to submit your vote:

1.	By Internet

Follow the simple instructions on the enclosed proxy card.

2.	By Touchtone

Call the toll-free number located on your proxy card and follow the simple instructions.

3.	By Mail

Simply return your executed proxy card in the envelope provided.

If possible, please use either of the first two options to ensure your vote is captured in time for the meeting.

If you have any questions, please call Okapi Partners, our proxy solicitor, toll-free at 1-888-785-6709. Representatives are available Monday - Friday 9:00am to 11:00pm (ET) and Saturday 12:00pm to 5:00pm (ET).

Please take a moment and vote today! Thank you!